Exhibit 10.40

No.: [(2024) XYPHZ No. 00158936]

RMB Working Capital Loan Contract

(Online)

(Version 1.0, 2021)

Customer Notice

In order to protect the rights and interests of your company, please carefully read the terms and conditions of this Contract before signing, and pay special attention to the following matters:

I. Please ensure that the application materials submitted by your company are true, legal and valid.

II. Your company shall sign and perform this Contract voluntarily in the principle of honesty and credibility.

III. Your company shall sign this Contract by USBkey electronic signature, which shall have the same legal effect as the signature and official seal of the legal representative of the Company. Online signing of the Contract must be conducted by the legal representative or authorized online banking operator of your company in person, and shall not be handled by others.

IV. As the valid identity evidence of your company, it is hereby irrevocably confirmed that any signing of this Contract by USBkey electronic signature will be deemed as your signing behavior, and your company shall perform all obligations in time in accordance with this Contract.

V. Before signing the Contract, your company shall carefully read and fully understand the terms of the Contract and understand the corresponding legal consequences. After signing the Contract, it shall be deemed that you agree to and accept all the terms of the Contract.

RMB Working Capital Loan Contract

Party A: [Hangzhou Shanyou Medical Equipment Co., Ltd.]

Legal Representative: [Yu Baiming]

Domicile: [Zhejiang Province-Hangzhou City, No. 138, Louta Development Zone, Guancun Village, Louta Town, Xiaoshan District, Hangzhou City, Zhejiang Province]

Opening bank and account: [Hangzhou Xiaoshan Sub-branch of China CITIC Bank 8110801011502732475]

Party B: [Hangzhou Branch of China CITIC Bank Co., Ltd.]

Head: [Shan Guomin]

Domicile: [No. 9, East Jiefang Road, Sijiqing Street, Shangcheng District, Hangzhou City, Zhejiang Province]

Signed at: [Hangzhou City, Zhejiang Province]

Contract signing date: July 26, 2024

Whereas: Party A hereby applies to Party B for working capital loan support due to financing needs. In order to clarify the rights and obligations of both parties, in accordance with the “Civil Code of the People’s Republic of China”, “Electronic Signature Law of the People’s Republic of China” and other relevant laws, regulations and rules, Party A and Party B have reached the following contract through equal negotiation:

Article 1 Loan Type

Party B agrees to provide working capital loan to Party A according to the Contract.

Article 2 Loan Amount (Principal, the Same Below) and Loan Term

1. Party B agrees to provide the working capital loan to Party A according to the following mode [(1)]:

(1) “Non-pay-as-you-go” mode: the loan amount under this mode is (in words): RMB [Six Million Only], (in figures): ¥[6,000,000.00], and the loan term is from [July 26, 2024] to [July 19, 2025].

(2) “Pay-as-you-go” mode: the loan amount under this mode is (in words): RMB [/], (in figures): ¥[/], and the loan term is from [MM/DD/YYYY] to [MM/DD/YYYY]. The loan amount under the “pay-as-you-go” mode is a revolving limit. Party A may apply to Party B for withdrawal at any time within the above loan amount and loan term, and repay the loan at any time within the period of loan voucher (IOU) of the unit corresponding to the single withdrawal, and the loan amount released after repayment can continue to be used within the loan period.

2. Party A and Party B hereby make it clear that the provisions clearly applicable to one mode under this Contract are only applicable to such mode, and the clauses not explicitly applicable to a certain mode under this Contract shall be applicable to both modes (i.e. “non-pay-as-you-go” mode and “pay-as-you-go” mode).

3. The actual loan term, actual withdrawal date, loan amount and first executed loan interest rate shall be subject to the term, date, amount and interest rate recorded in the unit loan voucher (IOU) under this Contract, which is an integral part of this Contract and has the same legal effect as this Contract.

4. The following provisions [are not applicable] to this Contract:

As a specific business contract under the “Comprehensive Credit Contract” (Contract No.: [/]), this Contract and the “Comprehensive Credit Contract” constitute a complete contract system, which is indivisible. The loan under this Contract occupies the comprehensive credit line under the “Comprehensive Credit Contract”. The definitions and other relevant agreements in the “Comprehensive Credit Contract” shall be applicable to the Contract; if the definitions and other relevant agreements are inconsistent with the Contract, the definitions and relevant provisions hereof shall prevail.

Article 3 Loan Purpose

1. The loan hereunder shall be used for:

[Production and operation]

If Party A chooses the “pay-as-you-go” mode, the loan hereunder shall only be used to meet the revolving fund demand of Party A in its daily production and operation.

2. Party A shall not change the loan purpose without the written consent of Party B. Party A shall not use the above-mentioned loans for investment in fixed assets, real estate, equity, futures, securities, trusts, funds, guarantees, options, small loans and other investments, shall not be used for private loans, shall not be used in the fields prohibited or supported by bank loans by regulatory authorities, shall not be used in the fields and purposes prohibited by national laws and policies such as production (operation) and illegal fund raising, and shall not arbitrarily misappropriate the loan funds, otherwise Party A shall bear any losses caused to Party B.

3. Party B shall not be liable for any consequences arising from Party A’s change of the loan purpose or illegal use of the loan in violation of the “General Rules for Loans” or other laws and regulations without Party B’s written consent.

Article 4 Loan Interest Rate and Interest Settlement

1. Interest Rate

(1) Under the “non-pay-as-you-go” mode, if the interval between the actual single withdrawal date under the Contract and the signing date is not within six months (inclusive), the loan interest rate shall be implemented according to the following mode [①]:

① Loan interest rate=pricing base interest rate on the date of signing this Contract [+] [35] basis points (1 basis point=0.01%);

② Loan interest rate=pricing base interest rate on actual withdrawal date of loan+[/] basis point (1 basis point=0.01%).

(2)  Under the “pay-as-you-go” mode, when the interval between the actual single withdrawal date under the Contract and the signing date is within six months (inclusive), the loan interest rate=the market quotation loan interest rate on the signing date [/] (more than 1 year/5 years) term level+ [/] basis point (1 basis point=0.01%), i.e. the loan interest rate of the Contract is [/] %.

(3) If the interval between the actual single withdrawal date and the signing date is more than six months, Party B shall have the right to adjust the loan interest rate in accordance with the relevant interest rate policies of Party B at that time. The specific adjustment method of the loan interest rate shall be re-defined in written form through negotiation by both parties, and the first execution loan interest rate shall be subject to the record in the unit loan voucher (IOU).

(4) The loan interest rate under the Contract is annualized simple interest.

2. Interest rate adjustment method

(1) If the loan is the mode “non-pay-as-you-go” mode, the interest rate adjustment method shall be determined in the following method [①].

① Fixed interest rate, the interest rate will remain unchanged during the loan term.

② Floating interest rate shall be adjusted in accordance with the following method [/]. The adjusted loan interest rate shall be the interest rate determined by floating the pricing base interest rate applicable on the interest rate adjustment date in accordance with the method agreed in Clause 1 of Article 4 of the Contract. If the interest rate adjustment date meets the release date of pricing base interest rate, the time point of interest rate adjustment shall be the end of that day.

A. Since the actual withdrawal date, the interest rate shall be adjusted once every (in words) [/] (□month/□quarterly/ □half-year/ □year), and the adjustment date of interest rate shall be the corresponding day of the actual withdrawal date of the adjustment month. If there is no corresponding day of the actual withdrawal date in the adjustment month, the last day of the adjustment month shall be the interest rate adjustment date.

B. Since the actual withdrawal date, the first interest rate adjustment date shall be determined as [MM/DD/YYYY], and the interest rate shall be adjusted once every (in words) [/] (☐month/ ☐quarterly/☐half-year/ ☐year) after the first interest rate adjustment date. The interest rate adjustment date shall be the corresponding day of the first interest rate adjustment day in the current month of adjustment. If there is no corresponding day of the first interest rate adjustment day in the current month, the last day of the adjustment month shall be the interest rate adjustment date.

C.  Fixed date adjustment, i.e. the interest rate adjustment date shall be set as [MM/DD] of each year within the loan term (e.g. July 1).

(2) Under the “pay-as-you-go” mode, the loan interest rate hereunder shall be a fixed interest rate, and the interest rate shall remain unchanged during the loan term.

(3) If the interest rate adjustment method is floating interest rate under the “non-pay-as-you-go” mode, the pricing base interest rate applicable to the loan on the signing date of the Contract, the actual withdrawal date of the loan and the interest rate adjustment date shall be determined by the following method [/]:

① Term grade of the latest quoted interest rate of loan market [/] (more than 1 year/5 years) issued by National Interbank Funding Center at the current time point.

② Term grade of Shanghai Interbank Offered Rate [/] (overnight/1 week/2 weeks/1 month/2 months/3 months/6 months/9 months/1 year) issued by National Interbank Funding Center on the previous working day.

③ Other ways agreed by both parties: [/]

(4) If the interest rate adjustment method is fixed under the “non-pay-as-you-go” mode, the applicable pricing base loan interest rate on the contract signing date and the actual loan withdrawal date is the latest loan market quotation rate [1 year] (more than 1 year/5 years) term grade published by the National Interbank Funding Center at the current time point.

(5) In case that the state cancels the pricing base interest rate, the market no longer publishes the pricing base interest rate, or the current loan interest rate cannot meet the cost for Party B to raise funds, Party B shall, in accordance with the principle of fairness and good faith, have the right to re-determine the loan interest rate according to the national interest rate policy of the same period, and with reference to industrial practices, interest rate status and other factors, and notify Party A after re-determining the loan interest rate. Party A shall negotiate with Party B in case of any objection. If the negotiation fails within 5 working days after Party B sends the notice, Party B shall have the right to declare the loan under the Contract to be due in advance, and Party A shall immediately pay off the remaining loan principal and interest.

(6)  The “interest rate adjustment method” stipulated in this Article is also applicable to default interest and compound interest.

3. Interest settlement

(1) Interest settlement of the loan under the Contract under the “non-pay-as-you-go” mode

① The interest of the loan shall be calculated from the actual withdrawal date, and the calculation formula of interest payable by Party A for the loan hereunder is: Party A’s interest payable=actual loan balance× actual days of interest period ×annual interest rate/360 days.

If the actual loan balance changes during the interest period, it shall be calculated by the actual number of days.

② For non-one-time repayment of principal and interest, the first interest settlement date is [MM/DD/YYYY], and the interest settlement method is [A] as follows:

A.  The interest shall be settled monthly, and the interest settlement date shall be the 20th day of each month (if the loan interest rate is not uniform within the interest period, it shall be calculated in sections according to the actual days);

B. The interest shall be settled quarterly, and the interest settlement date shall be the 20th day of the last month of each quarter (if the loan interest rate is not uniform within the interest period, it shall be calculated in sections according to the actual days);

C. Other time agreed by both parties: [/].

(2) Interest settlement of loan under the Contract under the “pay-as-you-go” mode

① Within the loan term, the interest settlement date and interest payable for different loans of Party A shall be determined according to the date of self-service repayment by Party A.

② When Party A repays the principal of the loan, the interest shall be paid off along with the principal, the interest shall be calculated on a daily basis, and the principal repayment date shall be the interest settlement date corresponding to the loan. At this time, the interest payable by Party A=the loan amount× actual days of interest period×annual interest rate/360 days.

(3) Party A shall prepare sufficient amount in the account opened by Party B (account No.: [8110801011502732475]) before the business closing of Party B on each interest settlement date, and Party A hereby irrevocably authorizes Party B to deduct directly from this account, and is obliged to keep the funds in the account sufficient to pay the current amount payable before Party B finally deducts; if Party A chooses to pay the interest to Party B in other ways, the interest shall be ensured to receive on time. If the interest settlement date is a non-working day for the bank, it shall be remitted to the previous working day for the bank in advance, and Party B shall be obliged to keep the funds in the account sufficient to repay the current amount payable before Party B finally deducts the interest. If Party B fails to receive the corresponding interest in full amount, it shall be deemed that Party A fails to pay the interest on time.

4.  When the loan is due, the interest shall be paid off with the principal. If the due date is a statutory holiday or public holiday, Party A shall have the right to repay the loan on the last working day for the bank before the statutory holiday or public holiday, and the interest shall be calculated and collected at the contractual interest rate, but the interest calculated according to the contractual interest rate corresponding to the number of days between the due date and the repayment date shall be deducted; if Party A chooses to repay the loan on the first working day for the bank after the statutory holiday or public holiday, the interest corresponding to the number of days between the date of receipt and the repayment date shall be added at the contractual interest rate. If the loan is not repaid on the first working day for the bank after the statutory holiday or public holiday, interest shall be calculated and collected on overdue loans from that date.

5.  If the third party pays the interest under the Contract, that is, the third party shall voluntarily bear part or all of the loan interest under the Contract, and the third party who promises to pay the interest shall sign relevant interest payment commitment agreement with Party B. Party A and Party B agree that the third party shall bear [/] % of the loan interest and Party A shall bear [/] % hereunder. If Party B fails to deduct the loan interest (including the interest payable by the third party) in full, it shall be deemed that Party A fails to pay the interest on time, and Party A shall be liable for the repayment of all the loan interest (including default interest and compound interest).

Article 5 Loan Disbursement and Payment

1. Prerequisites for the first withdrawal

Party A shall fully meet the following conditions when drawing money for the first time: [/]

2. Prerequisites for each withdrawal

For each withdrawal under the Contract (including the first withdrawal), Party A must also meet the following conditions:

(1)  Party A has not violated the provisions or agreements of the Contract, the guarantee documents and other relevant documents.

(2) The guarantee documents remain valid, and the guarantee has not undergone or will undergo adverse changes that Party B considers may be detrimental to the realization of its creditor’s rights.

(3)  The collateral or pledge under the security documents has not been sealed up, and the maximum amount of guarantee has not been confirmed.

(4)  Party A has no adverse change in its financial condition that may endanger, delay or prevent Party A from performing its obligations and liabilities under the Contract and the guarantee documents.

(5) Party A has signed or provided Party B with the documents agreed or reasonably requested by Party B.

(6) Party A has opened relevant accounts as agreed herein or as required by Party B.

(7) Under the “pay-as-you-go” mode, Party A shall also comply with the admission conditions for credit products for small and micro enterprises set by Party B, as well as relevant institutional requirements for the “pay-as-you-go” business function of small and micro enterprises, Party A does not misappropriate the loan of Party B and there is no outstanding non-performing loan, outstanding advance payment or outstanding interest in the credit information of the People’s Bank of China. The actual controller of Party A or its guarantor has no overdue loan in the credit information of the People’s Bank of China, and Party A is not the borrower of the restructured loan business.

(8) There are no provisions of laws and regulations or regulatory requirements that prohibit or restrict the disbursement of the loan hereunder.

(9) [/]

(10) Other conditions required by Party B.

3. Withdrawal plan

(1) Under the “non-pay-as-you-go” mode, Party A shall withdraw in accordance with the following plan [②].

① Withdrawal schedule

Planned withdrawal date	Amount of withdrawal
[MM/DD/YYYY]	RMB￥ [/]
[MM/DD/YYYY]	RMB￥ [/]
[MM/DD/YYYY]	RMB￥ [/]
[MM/DD/YYYY]	RMB￥ [/]
[MM/DD/YYYY]	RMB￥ [/]

The planned withdrawal date shall be a working day for the bank. If the planned withdrawal date is not a working day for the bank, it shall be adjusted to the previous working day for the bank.

② [One-time withdrawal when the contract takes effect]

(2)  Under the “pay-as-you-go” mode, Party A can make self-service withdrawal at any time within the loan limit and loan term through Party B’s online banking and other electronic channels according to its own fund utilization plan.

(3) Party B shall have the right to review the loan amount every (in words) [/] months (not more than 12 months) from the date of signing the Contract to decide whether to continue to provide Party A or adjust the unused loan amount.

4.  If Party A or the guarantor fails to perform all the legal or contractual obligations, including but not limited to the circumstances such as Party A’s failure to provide complete loan materials as required by Party B, and the guarantor’s failure to complete the guarantee registration procedures on schedule, Party A agrees that Party B has the right to change the above-mentioned withdrawal plan. If the loan term changes due to the modification of the withdrawal plan, it shall be handled in accordance with the provisions in Clause 3 of Article 2 of this Contract.

5. Under the “non-pay-as-you-go” mode, Party A shall withdraw in accordance with the withdrawal plan agreed in this Contract; Party A shall not change the withdrawal plan without the written consent of Party B. If Party A changes the planned withdrawal date and/or withdrawal amount, it shall submit a written application to Party B within [/] working day for the bank before the planned withdrawal date agreed in this Contract. With the consent of Party B, Party A may withdraw on the changed withdrawal date and/or withdrawal amount. If Party A fails to withdraw on the modified withdrawal date and/or withdrawal amount, Party B shall have the right to cancel the loan and no longer allow Party A to withdraw.

6.  If the actual loan principal issued by Party B is changed due to the circumstances specified in Clause 5 of Article 5 of the Contract, the loan principal under the Contract shall be calculated according to the unit loan voucher (IOU) actually generated under the Contract.

7. Loan disbursement and payment

(1) Withdrawal request

① Under the “non-pay-as-you-go” mode, Party A shall send the withdrawal application through Party B’s online banking and other electronic channels or written application and other methods required by Party B no less than [/] working days for the bank prior to each planned withdrawal date, and submit all the withdrawal documents submitted in accordance with the provisions of this Contract and Party B’s requirements. The withdrawal application issued by Party A is irrevocable; after Party B’s approval, Party A shall be obliged to apply for withdrawal according to the above-mentioned withdrawal.

② Under the “pay-as-you-go” mode, Party A can make self-service withdrawal at any time within the loan limit and loan term through Party B’s online banking and other electronic channels according to its own fund utilization plan, with no need to send a written withdrawal application to Party B.

③ The loan fund shall be transferred to the settlement account (account No.: [8110801011502732475]) opened by Party A at Party B, or the entrusted payment shall be made to the counterparty of Party A as agreed. Once the loan funds enter into the above settlement account, it shall be deemed that Party B has fulfilled the loan disbursement obligation. Party A shall be liable for the risks, liabilities and losses caused by the freezing and deduction of the loan by the competent authorities after entering the above settlement account, and Party A shall compensate Party B for all losses incurred thereby.

(2) Loan payment method

Loan payment is divided into independent payment and entrusted payment, and in case of any of the following circumstances, entrusted payment shall be adopted:

① The loan fund payment with a single amount exceeding [10,000,000] [Yuan] shall be made in the form of entrusted payment by the lender;

② [/]

③ [/]

④ [/]

⑤ [/]

If Party B’s entrusted payment is adopted, Party B shall have the right to verify whether the payment object, payment amount and other information listed in the payment application submitted by Party A are consistent with the corresponding business contract and other supporting documents before the disbursement of loan funds. After Party B’s approval, Party B shall transfer the loan fund to the counterparty account of Party A listed in the payment entrustment letter of Party A through the settlement account (account number: [/]) opened by Party A with Party B according to the payment entrustment letter submitted by Party A (see Annex I for the format).

Party B’s formal review of the above-mentioned business contracts and other documents does not mean that Party B confirms the authenticity, legality and compliance of the relevant transactions, nor does it mean Party B’s involvement in the disputes between Party A and its counterparty or third parties, or the responsibilities and obligations to be undertaken by Party A.

If the loan fails to be timely and successfully paid to the bank account of the designated counterparty due to the refund of the deposit bank of the counterparty of Party A or the wrong information provided by Party A, Party B shall not assume any responsibility, and the risks, liabilities and losses caused to Party A and Party B and/or the counterparty designated by Party A shall be borne by Party A. For the amount returned by the opening bank of the counterparty of Party A, Party A shall not use without the approval of Party B.

(3) Payment management

① After the loan is issued, Party B shall have the right to regularly or irregularly recheck and check whether the loan funds used by Party A comply with the provisions of this Contract and relevant business contracts. Party A is obliged to fully cooperate with Party A and timely provide the loan fund use records and materials according to Party B’s requirements, including but not limited to business contracts related to loan fund payment, other transaction vouchers and materials proving the use of funds. If Party B finds that the loan purpose fund is inconsistent with the relevant agreement upon inspection, it shall have the right to require Party A to correct within a specified time limit. If Party A refuses to correct, Party B shall have the right to deal with it according to the provisions of Article 13 of the Contract according to the circumstances. In which, the “pay-as-you-go” mode is adopted, Party A shall also provide Party B with invoices, transaction contracts, transaction reports or accounting vouchers and other supporting documents for the loan purpose within 7 days after the issuance of each loan; in the case of mode “non-pay-as-you-go” mode, Party A shall provide the above-mentioned supporting materials for the loan purpose at any time as required by Party B.

② If Party A’s independent payment is adopted under the “non-pay-as-you-go” mode, Party A shall provide Party B with the business contract related to the loan payment and other transaction data proving the purpose of the fund as required by Party B, and summarize and report the loan payment. Party B shall have the right to check whether the loan payment conforms to the agreed purpose through account analysis, voucher inspection and on-site investigation, and whether the payment matches the project progress.

③ In the process of loan disbursement and payment under this Contract, Party B shall have the right to negotiate with Party A to supplement and change the loan issuance and payment conditions, or stop the loan disbursement and payment at its own discretion in case of any of the following circumstances:

A. The credit status is declining and the profitability of the main business is not strong;

B. Fail to use the loan fund as agreed in the Contract;

C. Party B’s entrusted payment is avoided by breaking up the whole into parts in violation of the Contract.

8.  Other Agreements

[/]

Article 6 Repayment

1.  If the loan under this Contract is under the “non-pay-as-you-go” mode, the loan under this Contract shall be repaid in the following mode [1]:

(1) Pay the interest regularly and repay the principal when it is due;

(2) One-time repayment of principal and interest.

(3) Other ways: [/]

2. Party A shall repay the principal according to the following plan [2] under the “non-pay-as-you-go” mode:

(1) Repayment schedule:

Order	Repayment date	Repayment amount
[/]	[MM/DD/YYYY]	RMB￥ [/]
[/]	[MM/DD/YYYY]	RMB￥ [/]
[/]	[MM/DD/YYYY]	RMB￥ [/]
[/]	[MM/DD/YYYY]	RMB￥ [/]
[/]	[MM/DD/YYYY]	RMB￥ [/]
[/]	[MM/DD/YYYY]	RMB￥ [/]
[/]	[MM/DD/YYYY]	RMB￥ [/]
[/]	[MM/DD/YYYY]	RMB￥ [/]
[/]	[MM/DD/YYYY]	RMB￥ [/]
[/]	[MM/DD/YYYY]	RMB￥ [/]

(2) [When the unit loan voucher (IOU) under the Contract is due, the principal recorded in the unit loan voucher (IOU) shall be repaid in a lump sum]

3.  Under the “pay-as-you-go” mode, Party A may repay all or part of the loan principal corresponding to the “pay-as-you-go” mode through Party B’s online banking and other electronic channels at any time according to its own business needs. Party A and Party B hereby confirm that Party A’s self-service repayment of all or part of the loan principal under this mode is not limited by the number of times. If Party A repays the principal in full, the interest shall be paid off with the principal. If Party A partially repays the principal, it may choose the loan voucher (IOU) of the corresponding unit to repay each loan, and the loan interest shall be calculated respectively. If the partial repayment amount can cover the loan principal and interest of a single unit loan voucher (IOU), the loan interest shall be paid off with the principal; if it cannot be covered, the interest of the loan shall continue to be calculated and collected according to the remaining principal after repayment.

4.  Party A shall remit the amount not less than the amount of principal and interest payable to the account (account number: [8110801011502732475]) opened by Party A at Party B on the repayment date before Party B closes the business on the same day. This account shall be used as the repayment account of Party A, and Party A hereby authorizes Party B to automatically deduct the loan principal and interest from this account.

5.  Unless otherwise agreed in this Contract, if the amount repaid or paid by Party A is insufficient to repay or pay the total amount to be repaid or paid in this period, the amount repaid shall be handled in the following order:

(1)  Pay various payable expenses, liquidated damages and compensation, arising from the provisions of the Contract and relevant laws and regulations;

(2) Payment of default interest and compound interest;

(3) Payment of interest payable (including unpaid interest of the third party committed to paying interest);

(4) Payment of principal payable.

If the amount repaid or paid by Party A is insufficient to repay or pay all the amounts in the same order, the amount shall be paid off in the order of the occurrence of such amount.

6. Voluntary prepayment under the “non-pay-as-you-go” mode

(1)  Voluntary prepayment under the “non-pay-as-you-go” mode shall be implemented in the following [②] mode:

① Party A may repay all or part of the loan principal corresponding to the “non-pay-as-you-go” mode under the Contract through Party B’s online banking and other electronic channels at any time according to its own business needs, without limit on the number of times.

② Party A may repay all or part of the loan in advance only after meeting all of the following conditions:

A. Party A has paid in full all the amounts due and payable by it to Party B prior to the date of prepayment;

B.  Party A shall send a written application for prepayment to Party B at least 20 working days for the bank before the proposed prepayment date, and obtain the written consent of Party B;

C. Except for the prepayment of all loans under the Contract, the prepayment amount shall be an integral multiple of RMB [/] ten thousand yuan, and the amount of any prepayment shall not be less than RMB [/] ten thousand yuan.

D.  Party A shall pay the interest and other payable expenses related to the prepayment amount to Party B at the same time of prepayment.

E.  Unless Party B agrees in writing, the number of prepayments made by Party A within the loan term shall not exceed [/] times.

F. Other conditions [/]

(2) If the voluntary prepayment under the “non-pay-as-you-go” mode is implemented according to the second method above, the prepayment application is irrevocable. After Party B agrees in writing that Party A makes prepayment, Party A shall repay the loan under the Contract in advance according to the amount and date recorded on the prepayment application; otherwise, Party B has the right to treat the loan as overdue loan.

(3)  The loan principal repaid in advance shall be repaid in reverse order; i.e. the loan principal shall be repaid in the reverse order of the repayment schedule agreed in the Contract. The loan interest involved in the part of prepayment shall be calculated according to the number of days actually used for the part of the loan, and the interest shall be paid off together with the principal.

Article 7 Loan Restructuring

If Party A fails to repay the loan due on schedule, Party A shall submit a loan reorganization application in writing to Party B at least one month before the due date of the current loan. If Party B agrees to Party A’s application, both parties shall sign the loan reorganization agreement. If Party B disagrees to Party A’s application, Party A shall still repay the due loan in accordance with the Contract; otherwise, Party B has the right to treat the loan as overdue loan.

Article 8 Loan Guarantee

1.  The loan guarantee under the Contract includes the guarantee stipulated in this Article and other relevant guarantees, which shall be subject to the specific guarantee contract.

Serial No.	Contract No.	Contract name
1	[(2024) XPHYZBZ No. 0000024647]	[Maximum Amount Guarantee Contract]
2	[/]	[/]
3	[/]	[/]
4	[/]	[/]
5	[/]	[/]
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2. During the loan period, if the above guarantee mode changes or the specific guarantee registration formalities cannot be handled before the signing of the Contract, Party A hereby irrevocably promises and agrees that Party A shall guarantee to change the guarantee mode as agreed by both parties and urge the changed guarantor to sign relevant guarantee documents and/or urge the guarantor to handle relevant guarantee registration procedures within three days after the guarantee registration procedures are met; otherwise, Party A shall be deemed as breach of contract, and Party B shall have the right to investigate the liability of Party A for breach of contract and take corresponding relief measures in accordance with the provisions of the Contract.

Article 9 Representations and Warranties of Party A

1.  Party A is a Chinese legal person or unincorporated organization legally established and validly existing under the laws of the People’s Republic of China, has the capacity for civil rights and conduct necessary for signing and performing the Contract, can independently bear civil liabilities, has independent property and assets and has the right to carry out business within the scope specified in its business license. Party A and the signatory signing the Contract on behalf of Party A have obtained all necessary and legal internal and external approvals and authorizations for signing the Contract. Party A shall ensure that the actual situation of Party A is consistent with the registered items.

2. All documents related to this loan (including but not limited to the trade background contract and other fund purpose certificates provided by Party A) and statements provided by Party A in accordance with laws and requirements of Party B are valid, legal, true, accurate and complete.

3. The signing and performance of the Contract by Party A shall not violate the provisions of laws, regulations and other legally binding documents, shall not violate the Articles of Association of Party A, and shall not violate the contracts, agreements and other documents signed by Party A and a third party. The representative of Party A signing the Contract and relevant documents has legally obtained the necessary authorization in accordance with laws and internal regulations of Party A, and has the right to sign the above-mentioned contracts or documents.

4. Except for the guarantee agreed in the Contract or agreed by Party B in writing, Party A and the guarantor have not set up any other guarantee on the guaranteed assets provided by them under the Contract, and there is no other form of third party rights (including but not limited to the establishment of residence right and lease right on the mortgaged property, and the provision of pledge, mortgage or other guarantee to any third party) that damages the interests of Party B, nor any dispute or any ownership defect, such as situations or possibilities of being sealed up, detained, frozen or taken other compulsory measures; Party A has no records of unsettled non-performing loans, unsettled advances or unsettled interest arrears in the credit reference system of the People’s Bank of China. The actual controller of Party A and its guarantor have no overdue loans in the current credit reference system of the People’s Bank of China.

5. Except for the defaults and litigation, arbitration and administrative penalty proceedings which have been disclosed to Party B and approved by Party B, Party A does not have any other default event or potential default event, or any other ongoing or possible litigation, arbitration or administrative penalty procedure.

6. Party A guarantees to use the funds in strict accordance with the loan purpose agreed in the Contract, without short-term loans for long-term use, and guarantees not to invest the loan funds in securities, real estate, futures market, equity investment in any form, not to carry out on-lending and purchase of other financial products for arbitrage, not to be used in the areas prohibited by the policy such as illegal fund raising, and not to misappropriate loans.

7. Party A guarantees that the source of funds used to repay the loan to Party B is legal and compliant.

8.  Party A shall comply with the laws and regulations of Anti-Money Laundering Law of the People s Republic of China, and shall not participate in any illegal and criminal activities involving money laundering, terrorist financing and proliferation financing; Party A shall actively cooperate with Party B’s customer identification and due diligence, provide true, accurate and complete customer information, and comply with Party B’s anti-money laundering and anti-terrorist financing management regulations. Party B shall take necessary control measures in accordance with the regulations of the People’s Bank of China on anti-money laundering for customers who have reasonable grounds to suspect that they are involved in money laundering and terrorist financing.

9.  The online banking user name, login password, digital certificate, etc. of Party A and its authorized online banking operator are the security tools for Party A to confirm the identity when handling business on Party B’s online banking platform. Party A shall properly keep the above-mentioned security tools for identity confirmation. All operations conducted by using the security tools including online banking user name, login password, digital certificate of Party A and authorized online banking operators shall be deemed as Party A’s behavior, and the electronic information records generated therefrom shall be taken as the valid evidence of Party A’s operation, and Party A shall be liable for the consequences arising therefrom.

Article 10 Party A’s Commitment

1. Party A shall provide Party B with statements and other documents that truly reflect its business and financial status at regular intervals or at any time as required by Party B. For the opening of the “pay-as-you-go” mode, Party A shall, within 7 days from the date of withdrawal (provided at any time upon Party B’s request for “non-pay-as-you-go” mode), mail certification materials of the invoices, transaction contracts, transaction reports or accounting vouchers, etc. to the address designated by Party B or Party B’s staff to collect relevant materials. Party A promises that the above materials are legal, valid, true and complete.

2. Any change in Party A’s business decision during the loan period, including but not limited to stock transfer, reorganization, large-sum financing, acquisition and restructuring, asset or debt restructuring, asset disposal, merger, consolidation, division, shareholding reform, joint venture, cooperation, joint venture, contracting, leasing, external investment, reaching agreement or arrangement for sharing its income or profits with any person, providing any form of fund or financial support to any person, substantial increase of debt financing, change of business scope and registered capital, change in the Articles of Association and other circumstances that may affect the rights and interests of Party B, Party B shall be notified in writing at least thirty business days in advance and prior written consent shall be obtained from Party B, so as to implement the repayment responsibility of the loan or pay off the loan in advance or provide the guarantee approved by Party B.

3. Party A shall actively cooperate with Party B in its operation, loan payment management and post-loan management, including the investigation, understanding and supervision of the enterprise’s basic conditions, loan use, operation and management matters, financial operation, settlement and related transactions through on-site or off-site inspection. All expenses incurred by Party B due to Party A’s non-cooperation shall be borne by Party A.

4.  Without the prior written consent of Party B, Party A shall not transfer or disguise the debts in any way under the Contract.

5.  If Party A disposes all or part of its assets or operating revenue by means of transferring, leasing or setting guarantee for debts other than debts under the Contract, Party A shall notify Party B in writing at least 30 working days in advance and obtain Party B’s prior written consent.

6.  In case of any of the following events, Party A shall notify Party B in writing and submit relevant materials within three days from the date of occurrence or possible occurrence:

(1) Force majeure events or default events in relation to the loan;

(2) Party A, the actual controller of Party A and the controlling shareholder of Party A are involved in litigation, arbitration, criminal investigation, administrative penalty, suspension of business, closure of business, reorganization, dissolution, application for bankruptcy, acceptance of bankruptcy application, declaration of bankruptcy, revocation of business license, revocation, deterioration of financial status, or seizure, freezing, seizure or supervision of property according to law, etc.;

(3)  Any major changes including the change in the board members of and senior management of Party A and inability to perform their duties, suspected of being involved in major cases or economic disputes, or subject to administrative penalty by relevant departments;

(4)  Liability accident caused by violation of relevant laws and regulations, regulatory provisions or industry standards of food safety, production safety, environmental protection, etc. which has or may adversely affect its performance of obligations under the Contract.

(5) Any violation of the Contract, the relevant business contract or the Articles of Association;

(6) Any event that adversely affects the performance of obligations under the Contract.

7.  In the event that the Guarantor suffers from, including but not limited to, suspension of business, cessation of business, application for bankruptcy, acceptance of bankruptcy application, declaration of bankruptcy, dissolution, revocation of business license, cancellation or loss of operation, so that the Guarantor loses the guarantee capacity corresponding to the loan in part or in whole, or when the value of the collateral, pledge property, or pledge right used as the collateral for the loan hereunder decreases, Party A shall provide new guarantee recognized by Party B.

8. During the loan period, in the event that Party A changes the name, registered address, or legal representative/person in charge, etc., Party A shall notify Party B in writing within three days after the change.

9.  Party A shall timely report to Party B in writing any related transactions that have occurred or will occur accounting for more than 10%(including 10%) of Party A’s net assets, including but not limited to the affiliated relationship of all parties to the transaction, transaction items and nature, transaction amount or corresponding proportion, and pricing policy (including transactions with no amount or only symbolic amount).

10.  Party A’s production and operation as well as relevant behaviors shall comply with relevant regulations including but not limited to industrial policies, fiscal policies, market access, environmental protection assessment, energy conservation and emission reduction, energy consumption and pollution control, resource utilization, land and urban planning, and labor safety, etc.

11. Party A undertakes to truthfully disclose to Party B the marital status of its actual controller (if any).

Article 11 Rights and Obligations of Both Parties

1. Party A shall be entitled to withdraw and use the loan according to the term and purpose agreed herein.

2.  Party A shall pay off the loan principal and interest and expenses in accordance with the provisions of this Contract.

3.  Party A agrees Party B to provide its credit information to the basic database of financial credit information and/or the credit information services approved by the People’s Bank of China, and authorizes and agrees Party B to query, download, copy, print and use its credit information from the financial credit information basic database and/or the credit information services approved by the People’s Bank of China or the website of relevant units and departments for the purpose of this Contract, and use its credit information for the legal and compliant purposes related to this Contract; and in the event that Party A fails to repay the principal and interest of the loan as agreed in the Contract, Party A shall bear the adverse credit consequences arising therefrom.

4.  Party A authorizes Party B to be entitled to query, download, copy, print and use the transaction information of Party A’s account, including but not limited to transaction reports and statement of account, for Party B’s review and approval, post-loan management or handling necessary notarization procedures, and to submit to judicial authorities, arbitration institutions or regulatory authorities as data/evidence materials.

5. Party A acknowledges and agrees that Party B is entitled to transfer the creditor’s rights and corresponding guarantee rights to a third party during the term of the loan and provide the loan contract and loan-related materials to the potential transferee financial institutions within the necessary scope in accordance with laws and regulations, without the need of obtaining the consent of Party A separately. When Party A provides the guarantee by itself, Party A agrees to continue to assume relevant guarantee liabilities to the transferee of the creditor’s right after the transfer of the creditor’s right.

6. Party A agrees that, during the term of the loan, Party B is entitled to act as the credit asset securitization initiator to entrust the creditor’s rights and corresponding guarantee rights hereunder to the trustee institution to establish a special purpose trust and provide the loan contract and relevant materials of the loan for the trustee institution to issue asset-backed securities. When Party A provides the guarantee by itself, Party A agrees to continue to assume relevant guarantee liabilities for the aforesaid trustee institution. Party A agrees where Party B releases the transfer of creditor’s rights and corresponding guarantee rights through a special purpose trust by means of announcement (newspaper, website, or any other manes.), which shall be deemed as effectively noticed and delivered to Party A.

7.  In the event that Party A provides the guarantee by itself, Party A acknowledges and agrees that where the transfer of guarantee matter should be handled due to the transfer or trust of the creditor’s right hereunder to a third party, Party A shall assume the unconditional cooperation obligation, and shall consult with Party B and the third party to confirm the bearing of relevant expenses. In the event that the guarantee transfer registration has not been handled, Party A undertakes to waive any defenses it may have as a result. Where Party A fails to cooperate in handling the transfer registration matters in accordance with the laws and regulations, provisions of the registration management department or the requirements of Party B, Party B shall have be entitled to require Party A to undertake the liability for breach of contract and require Party A to bear all expenses (including but not limited to litigation costs, attorney fees, and travel expenses, etc.).

8. Party B shall be entitled to inspect, supervise and understand Party A’s operation, loan use and related transactions. Party B shall be entitled to inspect and understand Party A’s operation and loan utilization at least once a quarter, and shall be entitled to decide whether or not to stop issuing the loan or handle the business hereunder based on the inspection results.

9.  Party B shall issue the loan to Party A in full amount on schedule on the premise that Party A performs the obligations agreed in this Contract and meets Party B’s loan conditions at the same time.

10. Party B shall be entitled to request Party A to provide relevant documents according to the review requirements for granting the loan. Party B shall keep confidential the materials, documents and information related to and provided by Party A, except for those that should be inquired or disclosed in accordance with laws, regulations and requirements of government departments.

11. Party B shall be entitled to recover part or the entire loan in advance in accordance with Party A’s fund withdrawal situation.

12.   Under the “pay-as-you-go” mode, Party B shall be entitled right to suspend Party A’s pay-as-you-go business function in accordance with the specific situation, and shall not bear the liability for breach of contract.

Article 12 Accounts

Party A shall open the following [1 and 2] accounts with Party B (multiple choices are allowed):

1. Settlement account: account number: [8110801011502732475], and with regard to this account, both parties agree as follows:

(1)  The disbursement and payment of the loan fund shall be handled through this account. Party B shall be entitled to manage and control the payment of the loan fund in accordance with the contract and supervise the loan fund to be used according to the agreed purpose.

(2) [/]

2.  Fund withdrawal account: account number: [8110801011502732475], and with regard to this account, both parties agree as follows:

(1)  Party A shall provide the information of the fund inflow and outflow of the account and Party B shall be entitled to supervise the capital inflow and outflow of the account.

(2) [/]

3.  [/] account, account number: [/], and with regard to this account, both parties agree as follows:

[/]

Article 13 Liability for Breach of Contract

1.  After the Contract comes into force, both Party A and Party B shall perform the obligations agreed in the Contract. Where any breach of any agreement, commitment or guarantee hereunder, either party shall bear the corresponding liability for breach of contract.

2. Event of Default:

(1) Where Party A violates any obligation, statement, guarantee or commitment hereunder, or the certificates and documents related to the Loan submitted to Party B and the statement and guarantee in Article 9 of the Contract are proved to be illegal, untrue, inaccurate, incomplete or intentionally misleading;

(2) Party A fails to pay the loan funds in accordance with the method specified in Clause 7 of Article 5 of the Contract;

(3) Where Party A fails to use the loan according to the agreed purpose, changes the purpose of the loan fund without authorization, misappropriates the loan or uses the loan to engage in illegal and irregular transactions;

(4) Where Party A fails to repay the principal and interest of the loan and other payables hereunder as agreed, or fails to (including indicating that it cannot) perform its obligations in accordance with the Contract;

(5) Where Party A conceals important operational and financial facts from Party B;

(6) Where Party A facilitates false contracts with shareholders and other affiliated companies to arbitrate the loan;

(7) Where Party A transfers the property at a low price or free of charge; accepts the property of others at an obviously unreasonable high price or provides guarantee for the debts of others; relieves the debts of a third party; maliciously prolongs the performance period of the debts of a third party; delays in exercising creditor’s rights or other rights; the fund in any account of Party A (including but not limited to the fund withdrawal account) has abnormal fluctuation; Party B determines after supervision and inspection that the profitability of Party A’s main business has declined, which may result in affecting the realization of Party B’s creditor’s rights; the loan fund is used abnormally; and the regulatory requirements of Party B on the fund withdrawal account are violated;

(8)  Where Party A, the actual controller of Party A, and the controlling shareholder of Party A are involved in suspension of business, cessation of business, application or being applied for liquidation, dissolution or restructuring, entering into takeover or custody or similar legal procedures, bankruptcy application, acceptance of bankruptcy application, declaration of bankruptcy, revocation of business license, cancellation, involving private financing or any litigation, arbitration, criminal or administrative penalties that may have adverse consequences on one’s own business or property status, which Party B considers may affect or have already affected or damaged Party B’s rights and interests hereunder;

(9) Where there is a change in Party A’s domicile, business scope, legal representative, person in charge, executive partner and other registered items or the controlling shareholders/actual controller or external investment, resulting in adverse effects or threats to the realization of Party B’s creditor’s rights;

(10) Where Party A has financial losses, asset losses or has asset losses due to its external guarantee, or other financial crisis, which Party B considers may affect or damage Party B’s rights and interests hereunder;

(11) Where the operation or financial crisis occurs to Party A’s controlling shareholders and other affiliated companies, or related transactions occur between Party A and the controlling shareholders or other affiliated companies, which has affected Party A’s normal operation, or Party A adversely affects or threatens the realization of Party B’s creditor’s rights through affiliated transactions with shareholders or other affiliated companies;

(12) Where adverse change occurs to Party A’s industry, which has seriously affected or threatened the realization of Party B’s creditor’s rights, the circumstances described in this clause are not force majeure events;

(13) Where any of the following circumstances caused by Party A’s breach of Contract in the performance of other debt documents that has not been corrected at the expiration of the applicable grace period, shall also constitute a breach of this Contract:

①  Where Party A’s debts in other debt documents are declared or may be declared to be due at an accelerated rate;

②  Where Party A’s debts in other debt documents are not declared or may be declared to be accelerated due, but there is default in payment.

Other debt documents refer to the loan contract and guarantee documents signed between Party A and creditors (including Party B and other third parties other than Party B), and the bond project documents issued by Party A publicly or non-publicly.

(14) Where Party A refuses to accept Party B’s supervision and inspection of its loan use as well as related business and financial activities;

(15) Where Party A’s shareholders, legal representative, person in charge, senior management or actual controller are missing or unable to contact; suspected of embezzlement, bribery, fraud, illegal business operation or other criminal crimes; or suspected of illegal fundraising, etc., which Party B considers may affect or damage the rights and interests of Party B hereunder;

(16) Where Party A’s guarantor has violated the provisions of the guarantee contract or committed a breach of contract under the guarantee contract, or the guarantor (natural person) or the actual controller of the guarantor is missing or unable to contact;

(17) Where the collateral or pledge hereunder has been sealed up, detained, reported for loss, stopped in payment, subject to other compulsory measures, disputed in ownership, subject to or likely subject to infringement by any third party, or subject to or likely subject to adverse effects at safe or intact status;

(18) Where any liability accident caused by Party A’s violation of food safety, production safety, environmental protection and other relevant laws and regulations, regulatory provisions or industry standards;

(19) Where Party A has the loan funds for on-lending or purchases other financial products for arbitrage purposes;

(20) Where Party A has other events that endanger, damage or may endanger or damage Party B’s rights and interests of, or Party A fails to perform other provisions of this Contract;

(21) Other: [/]

3.  In the event that the above breach of contract occurs, Party B shall be entitled to take the following remedial measures:

(1)  To directly and unilaterally suspend or terminate the disbursement of any amount that has not yet drawn by Party A hereunder (including the loan that Party A has served the withdrawal application but has not actually drawn) without Party A’s consent,

(2)  To directly and unilaterally declare the loan hereunder to be immediately and fully due and require Party A to repay it immediately without Party A’s consent, and the date on which Party B requires Party A to repay the aforesaid amount shall be the date on which the debt hereunder is due in advance;

(3) To immediately execute the mortgage, pledge or other guarantee hereunder and the guarantee documents;

(4) Party B shall be entitled to freeze any account opened by Party A in any business institution of China CITIC Bank Co., Ltd.(hereinafter referred to as “China CITIC Bank”), and may directly deduct the funds from Party A’s account to offset Party A’s debts hereunder without obtaining Party A’s consent separately; and if the deducted money is foreign exchange, and it is necessary to handle the procedures for settlement and sales of foreign exchange or foreign exchange trading, Party A shall be obliged to assist Party B to handle it, and the exchange rate risk shall be borne by Party A;

(5) To exercise any other rights and remedies available under laws and regulations, etc.

4. Under the “pay-as-you-go” mode, Party B shall be entitled to suspend the “pay-as-you-go” business function opened by Party A under any of the following circumstances:

(1)  Where Party A misappropriates the loan or fails to provide true, valid, legal and complete proof materials for the purpose of the loan in time as agreed;

(2) Where the name of the counterparty account when paying the loan withdrawn by Party A includes real estate, house property, land property, property purchase, property management, petty loan, guarantee, equity, options, futures, securities, trusts, funds and other sensitive fields;

(3) Where Party A’s loan from Party B or other banks is overdue;

(4) Where Party A’s actual controller or his/her spouse has overdue loans from Party B or other banks;

(5) Where other circumstances that Party B deems necessary to suspend.

Where Party B suspends Party A’s pay-as-you-go function according to the above agreement, Party A shall repay the loan principal and interest for the loaned amount, and the unused loan amount shall not be reused. If Party A needs to apply for restoration, Party A shall resubmit the materials to Party B and obtain written approval from Party B before the function can be restored.

5. In the event that Party A fails to repay the principal as agreed herein, Party B shall have the right to exercise the rights agreed in Clause 3 and Clause 4 of Article 13 of the Contract, and Party B shall have the right to calculate and collect the default interest in the following method [①], and Party A agrees that the calculation of the above-mentioned amount of default interest shall be subject to the calculation result of Party B:

① According to the actual overdue days, the default interest shall be calculated and charged by adding the annual interest rate standard of [185] basis points (1 basis point=0.01%) based on the loan interest rate applicable at the time of the Contract;

② According to the actual overdue days, the default interest shall be calculated and charged by adding the penalty interest rate of [/] % based on the loan interest rate applicable at the time of the Contract.

6. For the loan that Party A does not use according to the purpose agreed in the Contract, Party B shall have the right to calculate and collect the default interest for the part used in breach of contract according to the following method [①] from the misappropriation date in addition to exercising the rights agreed in Clause 3 and Clause 4 of Article 13 of the Contract. Party A agrees that the calculation of the above-mentioned default interest amount shall be subject to the calculation result of Party B:

① According to the default use days, the default interest shall be calculated and charged by adding the annual interest rate standard of [185] basis point (1 basis point=0.01%) based on the loan interest rate applicable at the time of the Contract;

② According to the default use days, the default interest shall be calculated and charged by adding the penalty interest rate of [/] % based on the loan interest rate applicable at the time of the Contract.

7.  For the loan overdue and not used according to the purpose agreed in the Contract, Party B shall have the right to calculate and collect the default interest according to the higher default interest rate in Clause 5 of Article 13 and Clause 6 of Article 13 of the Contract.

8. For the interest (including the interest corresponding to the principal declared by Party B to be due in whole or in part) and default interest that Party A fails to pay on time, compound interest shall be calculated and collected according to the default interest rate of overdue loan and the interest settlement method agreed herein from the date of overdue to the date of full repayment; for the loan which is overdue and is not used according to the purpose agreed in this contract, compound interest shall be calculated and collected from the one which is heavier, and it shall not be fined together.

9. All expenses (including but not limited to litigation fees, arbitration fees, execution fees, insurance premiums, travel expenses, attorney fees, property preservation fees, notarization and certification fees, translation fees, evaluation and auction fees, etc.) incurred by Party B for realizing the creditor’s rights shall be borne by Party A.

Article 14 Continuity of Obligations

Party A’s all obligations under this Contract shall have continuity and fully binding on its successors, receivers, transferee and the entity after merger, reorganization and change of name, etc., and the continuity shall not be affected by any disputes, claims, legal proceedings, any instructions of the superior unit and any contracts or documents signed by Party A and any natural person or legal person, nor shall have any changes due to Party A’s bankruptcy, insolvency, loss of corporate qualification, change of the Articles of Association or any substantial change.

Article 15 Notarization

1.  If any party to the Contract requires notarization, it shall be conducted at the notarization organ designated by the state.

2.  If Party B requests to apply for a notarial certificate with compulsory execution effect, Party A shall agree that Party B may apply to the notary institution to issue the notarial certificate with compulsory execution effect by holding the Contract, and the notarization fees paid for the compulsory notarization shall be borne by [Party B]. If Party B’s principal and interest of the loan and the relevant expenses to be borne by Party A pursuant to law are not fully paid off within the repayment period agreed in the Contract, Party B may apply to the relevant court for compulsory execution with the notarial certificate pursuant to the law.

Article 16 Validity of the Contract

If a clause or part of a clause of this Contract becomes invalid now or in the future, such invalid clause or part thereof shall not affect the validity of this Contract and other clauses or other contents of this Contract.

Article 17 Other Agreed Matters

[/]

Where the mode of trusted payment by Party B is adopted, the “payment date” information in the payment entrustment letter (Annex I) shall be subject to the actual payment date of the system.

In case of any conflict between this Article and other provisions of this Contract, this Article shall prevail.

Article 18 Applicable Laws and Settlement of Disputes

The Contract shall be governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan for the purpose of this Contract).

Article 19 Settlement of Disputes

Any dispute arising therefrom or in connection with this Contract shall be settled by both parties through consultation; and if the consultation fails, both parties agree to adopt the following method [2]:

1.  To apply to [/] for arbitration, and the place of arbitration is [/], and the arbitration rules in force at the time of applying for arbitration shall apply;

2. To file a lawsuit to the people’s court with jurisdiction in the place where Party B is domiciled.

Article 20 Force Majeure Events

1. The force majeure events in the Contract refer to the unforeseeable, unavoidable and insurmountable objective situations that make either party fail to perform the Contract including war, strike, martial law, serious flood, fire, wind disaster, earthquake and other accidents recognized as force majeure by both parties through negotiation.

2. If either party fails to perform the Contract due to force majeure events, it may be exempted from performing its responsibilities or obligations under the Contract partially or entirely considering the influence of force majeure. However, the party suffering from force majeure events shall notify the other party in written form in time to reduce the possible losses to the other party and shall provide appropriate evidence of the occurrence and duration of the force majeure events within a reasonable period. Meanwhile, the party suffering from force majeure events shall try its best to reduce the possible impact brought by force majeure events on the other party.

3. In case of force majeure events, both parties shall conduct an immediate negotiation within a reasonable time limit to seek a fair and reasonable solution and try their best to minimize the impact of force majeure events.

Article 21 No Waiver of Rights

The rights of Party B under this Contract are cumulative and shall not affect or exclude any rights that Party B may have against Party A in accordance with laws and regulations and other contracts. Unless Party B indicates in written form that Party B’s non-exercise, partial exercise and/or delayed exercise of any rights shall not indicate a waiver or partial waiver of such rights and shall not affect, prevent or hinder Party B from continuing to exercise the rights or exercise any other rights.

Article 22 The Effectiveness, Modification and Termination of the Contract

1. For the effectiveness of this Contract, Party A and Party B agree to adopt the following [①] method:

① This Contract shall come into effect upon Party B’s approval after Party A completes the electronic channel verification and signs on China CITIC Bank online or mobile bank by USBkey electronic signature. The term of validity is until [July 19, 2025];

② This Contract shall come into effect upon Party B’s completion of the electronic signature after Party A completes the electronic channel verification and signs on China CITIC Bank online or mobile bank by USBkey electronic signature. The term of validity is until [MM/DD/YYYY].

2.  After the Contract comes into effect, unless otherwise agreed herein, Party A or Party B shall not change or terminate this Contract without authorization; if it is necessary to change or terminate this Contract, Party A and Party B shall reach a consensus through negotiation and sign a separate written agreement.

3. After the Contract comes into effect, Party A shall not transfer all or any part of its rights or obligations under the Contract and its annexes without the agreement in written form of Party B. If Party A transfers all or part of the debt under the Contract to a third party, it shall hand over to Party B the written document that the guarantor agrees to transfer and continue to undertake the guarantee obligation or provide new guarantee and obtain the agreement in written form of Party B.

Article 23 Notice and Service

Unless otherwise agreed in this Contract, both parties agree as follows on the service address (including contact information, the same below), legal consequences of various notices, letters, annexes, agreements and other documents involved in this Contract as well as relevant documents and legal documents in case of disputes arising out of this Contract:

1. Effective service address confirmed by both parties:

Party A confirms that its effective service address is as follows
Contact Address-Actual Business Address	[No. 138, Louta Development Zone, Guancun Village, Louta Town, Xiaoshan District, Hangzhou City, Zhejiang Province]
Contact Address-Office Address	[No. 138, Louta Development Zone, Guancun Village, Louta Town, Xiaoshan District, Hangzhou City, Zhejiang Province]

Contact Address-Registration Address		[Zhejiang Province-Hangzhou City, No. 138, Louta Development Zone, Guancun Village, Louta Town, Xiaoshan District, Hangzhou City, Zhejiang Province]
Postal Code-Office Address Postal Code		[311200]
Postal Code-Registration Address Postal Code		[311200]
Contact Person		[Yu Baiming]
Contact Number		[13606718066]
Electronic delivery	Email	[/]
	Fax	[/]
	Cell phone number	[13606718066]
	WeChat Account Number	[/]
Party B confirms that its effective service address is as follows
Contact Address		[No. 9, East Jiefang Road, Sijiqing Street, Shangcheng District, Hangzhou City, Zhejiang Province]
Zip code		[310000]
Contact Person		[Wang Pei]
Contact Number		[0571-82655322]
Electronic delivery	Email	[wangp_hz@citicbank.com]
	Fax	[/]
	Cell phone number	[15906691798]
	WeChat Account Number	[/]

2.  In case of any change in the service address confirmed by both parties in this clause, the other party shall be notified in written form within three days from the date of the change. However, if both parties agree and recognize, China CITIC Bank and its branches shall display the information related to this contract such as indication, announcement, notice, changes of contact address and postal code through China CITIC Bank online bank, mobile bank, official website and other channels. Such information shall be deemed to have been notified/delivered to other parties once they are displayed (if the displayed information indicates an effective date, the effective date shall prevail). In case of any arbitration, civil litigation or enforcement procedures and the change in the service address of any party, the arbitration institution and the court shall be notified in written form on the date of the change. If either party fails to perform the obligations of notification and informing as mentioned above, the service address confirmed by such party shall still be deemed as the valid service address

3.  The applicable scope of the service address confirmed by both parties in this clause includes the service to both parties of various notices, letters, annexes, agreements and other documents during the performance of this Contract, as well as the service of relevant documents and legal documents to both parties in case of disputes arising out of this Contract, including relevant case materials and legal documents at various stages such as first instance, second instance, rehearing, retrial and execution procedure (including disposal of collateral, etc.) after the dispute enters into notarization, arbitration and civil proceedings (including but not limited to various procedural documents, such as complaint, arbitration application, notice of acceptance, notice of response, summons, notice of evidence, payment notice, etc.; various legal instruments, such as arbitration award, judgment, ruling, mediation documents, etc.) to both parties. Except as otherwise provided in Clause 2 of this Article, the above documents shall be deemed to have been served on the following dates if sent by a party to the address for service:

(1) For postal delivery (including express mail, regular mail and registered mail), the third day after the date of delivery shall be deemed as the date of service;

(2)  In case of such ways of telephone, fax, e-mail, WeChat or other electronic communication, the date of sending shall be deemed as the date of service;

(3)  In case of personal delivery, the date when the addressee makes the signature confirmation shall be deemed as the date of service; if the addressee refuses or no addressee come to make the signature confirmation, the addressee may record the process of service by taking photos or recording video and leave the documents, which shall be deemed as the date of service.

(4)  If the above ways are adopted at the same time, the one by which the stuff will be delivered fastest shall prevail.

If the address provided by any party is not accurate or fails to be informed to others according to procedures as well as courts, arbitration authorities or public security institutes or any party or the designated recipient refuses to make the signature confirmation, then legal documents or related certificates such as legal instruments, execution documents, arbitration institutes or execution certificates of public security institutes cannot be delivered, are not delivered timely or fail to be taken by the recipient, the others, courts, arbitration institute or the public security institutes shall be deemed as effective service as they deliver in accordance with the above-mentioned valid service rules. The party shall bear all legal consequences that may arise therefrom. Both parties agree that the courts, arbitration institutes or public security institutes may serve the legal documents by one or more service ways and the time of service shall be subject to the first arrival of the above-mentioned service ways.

4.  The contents of this Contract are the special terms and conditions clearly agreed by both parties of this Contract, whose legal effect is independent of other terms of this contract. Whether the other terms of the Contract are deemed as invalid or revoked by the courts, arbitration institutes or other competent institutes for any reason, the provisions of this Contract shall be valid.

Article 24 Others

1. For the purpose of this Contract, “working day”/ “working day for the bank” refers to the working day on which the bank accepts general corporate business, not including national statutory holidays and public holidays.

2. For matters not covered in this Contract, Party A and Party B may sign a written agreement separately as an annex to this Contract. Any annexes, modifications or supplements to the Contract shall constitute an inseparable part of the Contract and shall have the same legal effect as the Contract.

3. Party B has drawn Party A’s attention to the terms exempting or limiting its liability under this Contract by means of bold, black, highlighted characters and other reasonable ways and fully explained relevant terms as required by Party A. Party A has read all the terms of the Contract and has fully understood the meaning of the terms of the Contract and the corresponding legal consequences. Party A agrees to abide by the above terms. Party A and Party B have no objections to the understanding of all terms and conditions of the Contract.

List of Annexes:

Annex I: Payment Entrustment Letter

Party A: Hangzhou Shanyou Medical Equipment Co., Ltd.

Party B: [Hangzhou Branch of China CITIC Bank Co., Ltd.]

Annex I:

Payment Entrustment Letter

(Applicable to entrusted bank payment)

Branch:

In accordance with the “RMB Working Capital Loan Contract” (the “Loan Contract”) numbered _/, we hereby entrust your bank to transfer the payment amount from the settlement account of our Company (Account No.: _/) to the following account of the counterparty of the Company on the following payment date. The specific payment use plan is: _/. Refer to the attached documents for relevant business contracts.

Full name of counterparty 1	/
Sub Branch:	/
Account No.:	/
Payment amount:	(In words): CNY/ (In figures): ￥/Yuan
Payment date:	/MM/DD/YYYY

Full name of counterparty 2
Sub Branch:
Account No.:
Payment amount:	(In words): (In figures): Yuan
Payment date:	MM/DD/YYYY

Full name of counterparty 3
Sub Branch:
Account No.:
Payment amount:	(In words): (In figures): Yuan
Payment date:	MM/DD/YYYY

Full name of counterparty 4
Sub Branch:
Account No.:
Payment amount:	(In words): (In figures): Yuan
Payment date:	MM/DD/YYYY

Full name of counterparty 5
Sub Branch:

Account No.:
Payment amount:	(In words): (In figures): Yuan
Payment date:	MM/DD/YYYY

Full name of counterparty 6
Sub Branch:
Account No.:
Payment amount:	(In words): (In figures): Yuan
Payment Date:	MM/DD/YYYY

The Company confirms that:

(1)  The representations, warranties and promises made by the Company in the “Loan Contract” shall remain true, accurate and complete on the date of issuing the power of attorney; and

(2) The Company has not breached any agreements in the “Loan Contract” or any event of default or potential event of default specified in the “Loan Contract”; and

(3) This power of attorney is irrevocable.

Annex: Business Contract / copy

Company Name: /

Legal representative/person in charge or authorized agent: /

Date: MM/DD/YYYY